Exhibit 10.3

AMENDED, RESTATED AND CONSOLIDATED REGISTRATION RIGHTS AGREEMENT

This AMENDED, RESTATED AND CONSOLIDATED REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 2023 (this “Agreement”), is made by and between BGC Group, Inc., a Delaware corporation (“BGC Group” or the “Company”), and Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”).

RECITALS

WHEREAS, eSpeed, Inc. (“eSpeed”) entered into that certain Registration Rights Agreement, dated as of December 9, 1999 (the “1999 Registration Rights Agreement”), with Cantor and Cantor Fitzgerald Securities, granting Cantor and Cantor Fitzgerald Securities certain registration rights with respect to shares of eSpeed Class A common stock, par value $0.01 per share, issued or issuable by eSpeed to Cantor;

WHEREAS, on April 1, 2008, BGC Partners, LLC merged with and into eSpeed, with eSpeed surviving the merger and renamed as “BGC Partners, Inc.” (“BGC Partners”), and in connection with such merger, Cantor and BGC Partners, LLC entered into that certain Registration Rights Agreement, dated March 31, 2008 (together with the 1999 Registration Rights Agreement, the “Prior Registration Rights Agreements”), granting Cantor and its affiliates certain additional registration rights with respect to BGC Partners common stock issued or issuable upon exchange of the exchangeable limited partnership interests in BGC Holdings, L.P. (“BGC Holdings”);

WHEREAS, BGC Partners, BGC Holdings, along with certain other affiliated entities, entered into a Corporate Conversion Agreement, dated as of November 15, 2022 and amended March 29, 2023, pursuant to which and as a result of the transactions contemplated thereby BGC Partners became a wholly-owned subsidiary of BGC Group on July 1, 2023;

WHEREAS, BGC Partners wishes to assign to BGC Group its rights and obligations under the Prior Registration Rights Agreements, and BGC Group wishes to accept assignment of such rights and to assume such obligations from BGC Partners, which assignment and assumption Cantor consents to; and

WHEREAS, BGC Group, BGC Partners and Cantor desire to amend, restate and consolidate the Prior Registration Rights Agreements to set forth the terms and conditions of the registration rights and obligations of BGC Group, Cantor and the Holders (as defined herein).

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” with respect to any Person means, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Article III Notice” has the meaning set forth in Section 3.1.

“BGC Group” has the meaning set forth in the Preamble.

“BGC Holdings” has the meaning set forth in the Recitals.

“BGC Partners” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business in New York City, New York, United States of America.

“Cantor” has the meaning set forth in the Preamble, including any successor to Cantor Fitzgerald, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of BGC Group, and any securities into which the Class A Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of the Class A Common Stock.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of BGC Group, and any securities into which the Class B Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of the Class B Common Stock.

“Common Stock” means the Class A Common Stock and the Class B Common Stock, or any future class of Company common stock, as applicable.

“Company Covered Person” has the meaning set forth in Section 6.2.

“Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of BGC Group other than a Holder Free Writing Prospectus.

“Damages” has the meaning set forth in Section 6.1.

“Demand Registration” has the meaning set forth in Section 2.1.

“Demand Request” has the meaning set forth in Section 2.1.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Company Free Writing Prospectus (if any) and (iii) all other information prepared by or on behalf of BGC Group, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as from time to time amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the equivalent section, if any, of any such similar Federal statute, and the rules and regulations of the SEC promulgated thereunder.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” means Cantor, any Affiliate of Cantor, or any “Qualified Class B Holders” as that term is defined in the Certificate of Incorporation of the Company, as the same has been or may be amended and/or restated (collectively, the “Initial Holders”), and any transferee of an Initial Holder, provided that such transferee executes a joinder agreement as described in Section 12.14, holding Registrable Securities, in each case so long as such Holder holds Registrable Securities.

“Holder Covered Persons” has the meaning set forth in Section 6.1.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of (unless prepared by BGC Group or on behalf of BGC Group) a Holder and used or referred to by a Holder in connection with the offering of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 6.3.

“Indemnifying Party” has the meaning set forth in Section 6.3.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 3.1.

“Prior Registration Rights Agreements” has the meaning set forth in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Public Offering” has the meaning set forth in Section 3.1.

“Registrable Securities” means (i) the Common Stock issued or issuable at any time to a Holder, including, without limitation, in connection with the conversion of any Class B Common Stock into Class A Common Stock or the exercise of any warrant or option to purchase any Class A Common Stock and (ii) any securities issued or issuable with respect to such shares of Common Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (y) publicly resold pursuant to Rule 144 (or any similar rule then in force) under the Securities Act and, in each case, new certificates for them not bearing a restrictive Securities Act legend have been delivered by the Company and such securities can be sold without complying with the registration requirements of the Securities Act, or (z) such securities may be sold in the public markets of the United States, in unlimited amounts, under Rule 144(b)(1), without registration under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 5.1.

“Registration Statement” means any registration statement of BGC Group which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” has the meaning set forth in Section 7.1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as from time to time amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations of the SEC promulgated thereunder.

ARTICLE II

DEMAND REGISTRATIONS

SECTION 2.1 Requests for Registration. Subject to Sections 2.2 and 2.4 hereof, any Holder or group of Holders may at any time make a written request (a “Demand Request”) for registration under the Securities Act of Registrable Securities. Such Demand Request shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. As promptly as practicable thereafter, the Company shall use its reasonable best efforts to effect the registration under the Securities Act. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations.” The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 90 days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein.

SECTION 2.2 Number of Demand Registrations and Exceptions; Expenses. Notwithstanding anything in this Article II to the contrary: (a) the Holders shall be entitled to make no more than four (4) Demand Registrations hereunder, with no more than one Demand Registration during any twelve-month period, and (b) the Company shall not be obligated to (i) attempt to effect a Demand Registration in the event that a Piggyback Registration had been available to any Holder within the 180 days preceding the date of the Demand Request, or (ii) register any Registrable

Securities pursuant to this Article II during any period (not to exceed 180 days) following the closing of the completion of a distribution of securities offered by the Company that would cause the Company to breach a lock-up provision contained in the underwriting agreement for such distribution. The Company will pay all Registration Expenses in connection with any Demand Registration, including any Registration Statement that is not deemed to be effected pursuant to the provisions of Section 2.3 hereof.

SECTION 2.3 Suspension of Registration. Notwithstanding the foregoing, if in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for any Registration Statement to be filed or for any Registration Statement or Prospectus to be amended or supplemented because such filing, amendment or supplement would (i) require disclosure of material non-public information, the disclosure of which would be reasonably likely to materially and adversely affect the Company and its subsidiaries (if any) taken as a whole, or (ii) materially interfere with any existing or prospective business situation, transaction or negotiation involving the Company, the Company shall have the right to suspend the use of the applicable Registration Statement or delay delivery or filing, but not the preparation, of the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case for a reasonable period of time; provided, however, that the Company shall not be able to exercise such suspension right more than twice in each 12-month period aggregating not more than 150 days in such 12-month period. In the event that the ability of the Holders to sell shall be suspended for any reason, the period of such suspension shall not count towards compliance with the 90-day period referred to under clause (i), of Section 2.1 of this Agreement.

SECTION 2.4 Interrupted Registration. A registration requested pursuant to this Article II shall not be deemed to have been requested by the Holders of Registrable Securities for purposes of Section 2.2: (i) unless it has been declared effective by the SEC; (ii) if after it has become effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, and, as a result thereof, the Registrable Securities covered thereby have not been sold; (iii) the Registration Statement does not remain effective for a period of at least 180 days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until ninety (90) days after the commencement of the distribution by the holders of the Registrable Securities included in such Registration Statement; (iv) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by such Holders and are not otherwise waived; or (v) if such request has been withdrawn by the requesting Holders and such Holders shall have elected to pay all Registration Expenses of the Company in connection with such withdrawn request.

SECTION 2.5 Priority on Demand Registrations. If the managing underwriter(s) for a Demand Registration in which Registrable Securities are proposed to be included pursuant to this Article II that involves an underwritten offering shall advise the Company that in its reasonable opinion, the number of Registrable Securities to be sold is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of the Company and the Holders), then the Company will be entitled to reduce the number of Registrable Securities included in such registration to the number that, in the opinion of the managing underwriter(s), can be sold without having the adverse effect referred to above. The number of Registrable Securities that may be registered shall be allocated in the following priority: first, pro rata among the Holders participating in the Demand Registration, based on the number of Registrable Securities included by such Holder in the Demand Request; second, all shares of Common Stock proposed to be registered for offer and sale by the Company; and third, to shares of Common Stock proposed to be registered pursuant to any piggy-back registration rights of third parties.

SECTION 2.6 Subsequent Registration Rights. From and after the date of this Agreement, in the event the Company shall, without the written consent of a majority of the Holders of Registrable Securities, enter into any agreement with holders or a prospective holder of any securities of the Company giving such holder or prospective holder registration rights the terms of which are more favorable in the aggregate than the registration rights granted to the Holders of Registrable Securities hereunder, the Company shall notify the Holders of Registrable Securities of such more favorable terms and this agreement shall be modified to reflect such terms.

ARTICLE III

PIGGYBACK REGISTRATIONS

SECTION 3.1 Right to Piggyback. Whenever the Company proposes to register (including for this purpose a registration effected by the Company for security holders of the Company other than any Holder) any of its equity securities under the Securities Act (other than pursuant to a Demand Registration and other than for use in a Rule 145 transaction or for registrations for employee plans) (a “Public Offering”) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will each such time promptly give written notice to all Holders (i) of its intention to do so, (ii) of the form of registration statement that has been selected by the Company and (iii) of rights of Holders under this Article III (the “Article III Notice”) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Article III Notice, subject to the provisions of Section 3.3 hereof. Such requests for inclusion shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution thereof. No registration effected under this Article III shall relieve the Company of its obligations to effect registrations upon request under Article II.

SECTION 3.2 Piggyback Expenses. The Registration Expenses of the Holders will be paid by the Company in all Piggyback Registrations.

SECTION 3.3 Priority. If the managing underwriter(s) for a registration in which Registrable Securities are proposed to be included pursuant to this Article III that involves an underwritten offering shall advise the Company in good faith that in its opinion, the number of shares of Common Stock to be sold for the account of persons other than the Company is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of the Company and the Holders), then the number of shares of Common Stock to be sold in such offering may be reduced to a number that, in the reasonable opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The reduced number of shares of Common Stock that may be registered shall be allocated in the case of a Public Offering (i) initiated by the Company, in the following priority: first, to shares of Common Stock proposed to be registered for offer and sale by the Company; second, to Registrable Securities proposed to be registered by Holders as a Piggyback Registration; and third, to shares of Common Stock proposed to be registered pursuant to any demand registration rights of third parties; and (ii) initiated pursuant to the demand registration rights of third parties, in the following priority: first, to shares of Common Stock proposed to be registered pursuant to such demand registration rights of such third parties; and second, to Registrable Securities proposed to be registered by Holders as a Piggyback Registration. The reduced number of Registrable Securities that may be registered pursuant to this Section 3.3 shall be allocated pro rata among the Holders participating in the Piggyback Registration, based on the number of Registrable Securities beneficially owned by the respective Holders. If, as a result of the proration provisions of this Section 3.3, any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Article III that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the registration.

ARTICLE IV

REGISTRATION PROCEDURES

SECTION 4.1 Use Reasonable Best Efforts. In connection with the Company’s registration obligations pursuant to Article II and Article III hereof, the Company shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and pursuant thereto the Company shall as expeditiously as reasonably practicable:

(a) prepare and file with the SEC a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in this Agreement; and to cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

(c) notify the selling Holders and the managing underwriter(s), if any, promptly if at any time (i) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (ii) any Registration Statement, or any post-effective amendment thereto, becomes effective, (iii) the SEC or any other federal or state governmental authority requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (iv) the SEC or any other federal or state governmental authority issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (v) the Company receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification (vi) upon the discovery of any event which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that in the case of this subclause (vi), such notice need only state that an event of such nature has occurred, without describing such event, or (vii) of the determination by counsel of the Company that a post-effective amendment to a Restriction Statement is advisable. The Company hereby agrees to promptly reimburse any selling Holders for any reasonable out-of-pocket losses and expenses incurred in connection with any uncompleted sale of any Registrable Securities in the event that the Company fails to timely notify such Holder that the Registration Statement then on file with the SEC is no longer effective;

(d) to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable moment;

(e) if requested by the managing underwriter(s) or any Holder of Registrable Securities being sold in connection with an underwritten offering, to incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the managing underwriter(s), such Holder and the Company reasonably agree is required to be included therein relating to such sale of Registrable Securities; and to file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder;

(f) to furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement or Registration Statements, any Company Free Writing Prospectus, and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

(g) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment, supplement or exhibit thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment, supplement or exhibit thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment, supplement or exhibit in each case in accordance with the intended method or methods of disposition thereof;

(h) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; to keep each such registration or qualification effective during the period set forth in this Agreement that the applicable Registration Statement is required to be kept effective; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not then so subject;

(i) to furnish to counsel selected by the Holders, prior to the filing of a Registration Statement or Prospectus or any supplement or post-effective amendment or any Company Free Writing Prospectus thereto with the SEC, copies of such documents and with a reasonable and appropriate opportunity to review and comment on such documents, subject to such documents being under the Company’s control;

(j) to cooperate with the selling Holders and the underwriter(s), if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriter(s) may request at least five (5) Business Days prior to any sale of Registrable Securities represented by such certificates;

(k) subject to Section 6.3 hereof, upon the occurrence of any event described in clause (vi) of Section 6.1(c) above, to promptly prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required documents, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

(l) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) to enter into an underwriting agreement in customary form with the managing underwriter(s) (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from the Company, as the case may be); (ii) to obtain opinions of counsel to the Company (which (if reasonably acceptable to the underwriter(s)) may be the Company’s inside counsel) addressed to the underwriter(s), such opinions to be in customary form; and (iii) to obtain “comfort” letters from the Company’s independent certified public accountants addressed to the underwriter(s), such letters to be in customary form;

(m) with respect to each Company Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Company Free Writing Prospectus or other materials without the Holder(s) participating in such registration having first been provided with a reasonable opportunity to review and comment on such documents;

(n) within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Company Free Writing Prospectuses with the SEC;

(o) to make available for inspection by any selling Holder of Registrable Securities, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter(s) all reasonably requested financial and other records, pertinent corporate documents and properties of the Company and to cause the Company’s officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such selling Holders, underwriter(s), attorneys, accountants or agents in connection with such Registration Statement (Each selling Holder of Registrable Securities agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be kept confidential by it and, except as required by law, not disclosed by it, in each case unless and until such information is made generally available to the public other than by such selling Holder; and each selling Holder of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential);

(p) to consider in good faith any reasonable request of the selling Holders and underwriters for the participation of management of the Company in “road shows” and similar sales events;

(q) reasonably cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel, in connection with any filings required to be made by the Financial Industry Regulatory Authority;

(r) cause all such Registrable Securities to be listed on each securities exchange and quotation system on which similar securities issued by the Company are then listed and, if such securities are not then listed on a national securities exchange, cause them to be so listed or qualified; provided, that the Company then meets or is reasonably capable of meeting the eligibility requirements for such an exchange or system and such exchange or system is reasonably satisfactory to the managing underwriters, and to enter into such customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form;

(s) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement; and

(t) subject to other provisions hereof, use all reasonable efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

SECTION 4.2 Holders’ Obligation to Furnish Information. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

SECTION 4.3 Suspension of Sales Pending Amendment of Prospectus. Each Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (iii)-(vi) of Section 4.1(c) above, suspend the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession of any Prospectus covering such Registrable Securities. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the 90-day period described in Section 2.1 shall be extended by the number of days of such suspension period.

ARTICLE V

REGISTRATION EXPENSES

SECTION 5.1 Registration Expenses. Except as otherwise expressly provided herein to the contrary, all reasonable and documented expenses incident to the Company’s performance of or compliance with its obligations under this Agreement, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including the fees and expenses of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (v) securities acts liability insurance (if the Company elects to obtain such insurance), (vi) the expenses and fees for listing securities to be registered on each securities exchange on which Registrable Securities are then listed, and (vii) reasonable fees and expenses of one counsel to the Holders representing more than 50% of the Registrable Securities registered in connection with the subject registration (all such expenses being herein referred to as “Registration Expenses”), shall be borne by the Company.

SECTION 5.2 Seller’s Expenses. The Company shall have no obligation to pay any underwriting discounts or commissions or transfer taxes attributable to the sale of Registered Securities, which expenses will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Article II or Article III hereof, the Company will, and hereby does, indemnify and hold harmless each selling Holder of any Registrable Securities covered by such Registration Statement, its directors, officers and agents and each other Person, if any, who controls such selling Holder within the meaning of Section 15 of the Securities Act (each such selling Holder and such other Persons, collectively, “Holder Covered Persons”), against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) actually and as incurred by such Holder Covered Person under the Securities Act, common law or otherwise, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Registration Statement, the Prospectus, or in any amendment or supplement thereto, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Covered Person in any such case to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Covered Person specifically for use in the preparation thereof.

SECTION 6.2 Indemnification by the Selling Holders. Each Holder selling Registrable Securities in any Registration Statement filed pursuant to Article II or Article III will indemnify and hold harmless, severally and not jointly, the Company, its directors, officers, and agents and each Person controlling the Company within the meaning of Section 15 of the Securities Act (each, a “Company Covered Person”) against any and all Damages actually and as incurred by such Company Covered Person under the Securities Act, common law or otherwise, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from any statement or alleged statement in or omission or alleged omission from the Disclosure Package, such Registration Statement, any preliminary, final or summary Prospectus contained therein, any Holder Free Writing Prospectus for such Holder or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of any selling Holder specifically for use in the preparation of such Disclosure Package, Registration Statement, preliminary, final or summary Prospectus, Holder Free Writing Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater than the net proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Company Covered Person. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that each such selling Holder acknowledge its agreement to be bound by the provisions of this Agreement (including Article VI) applicable to it.

SECTION 6.3 Notices of Claims. Promptly after receipt by a Holder Covered Person or a Company Covered Person (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VI, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, the Company, on the one hand, or any selling Holder, on the other hand (such Person or Persons, the “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof in accordance with this Section 6.3, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying

Party shall not be liable to such Indemnified Party under this Article VI for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then such Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the Indemnifying Party’s expense to represent such Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

SECTION 6.4 Contribution. If the indemnification provided for in this Article VI is unavailable or insufficient to hold harmless an Indemnified Party under this Article VI, then each Indemnifying Party shall have several and not joint obligation to contribute to the amount paid or payable by such Indemnified Party as a result of the Damages referred to in this Article VI in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the offering that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. Notwithstanding anything in this Section 6.4 to the contrary, no Holder shall be required to contribute any amount pursuant to this Section 6.4 in excess of the amount by which (i) the net proceeds received by such Holder from the sale of Registrable Securities in the offering to which the misstatement or omission relates exceeds (ii) the amount of any Damages which such Holder has otherwise been required to pay by reason of such misstatement or omission. Newmark and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.4. The amount paid by an Indemnified Party as a result of the Damages referred to in this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6.3 if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 6.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party under this Section 6.4 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this Section 6.4, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.3 has not been given with respect to such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party.

ARTICLE VII

RULE 144

SECTION 7.1 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144 of the Securities Act (“Rule 144”). Upon the request of a Holder, the Company shall deliver to such Holder a written statement stating whether it has complied with such requirements and will take such further action as such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exceptions provided by Rule 144.

ARTICLE VIII

UNDERWRITTEN REGISTRATIONS

SECTION 8.1 Selection of Underwriter(s). In each registration under this Agreement, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by the Company, provided, however, that in the case of a Demand Registration, such underwriter(s) and managing underwriter(s) shall be subject to the approval of the Holders of a majority in aggregate amount of Registrable Securities included in such offering, which approval shall not be unreasonably withheld or delayed.

SECTION 8.2 Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form, including the making of customary representations, warranties and indemnities and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by the Company (whether or not such offering is underwritten).

ARTICLE IX

HOLDBACK AGREEMENTS

SECTION 9.1 Holdback Obligations. Each Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, during the seven (7) days prior to, and the 60-day period beginning on, the effective date of any underwritten Demand Registration (except as part of such underwritten registration), unless (i) the managing underwriters of the registered public offering otherwise agree or (ii) the executive officers, directors and 10% stockholders of the Company shall not be similarly restricted.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

SECTION 10.1 Representations and Warranties of the Parties. The Company hereby represents and warrants to Cantor, and Cantor hereby represents and warrants to the Company, as follows:

(a) The execution, delivery and performance by the representing party of this Agreement and the consummation by the representing party of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the representing party enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles (it being understood that such exception shall not in itself be construed to mean that the Agreement is not enforceable in accordance with its terms).

(b) The execution, delivery or performance of this Agreement by the representing party and the consummation by it of the transactions contemplated hereby do not and will not contravene or conflict with the representing party’s certificate of incorporation, bylaws or similar governing documents or conflict with, result in a breach or constitute a default under any statute, loan agreement, mortgage, indenture, deed or other agreement to which it is a party or to which any of its properties is subject, except in each case as would not reasonably be expected to have a material adverse effect on such representing party.

ARTICLE XI

EFFECTIVENESS AND TERMINATION

SECTION 11.1 Effectiveness. This Agreement shall take effect on the date hereof and shall remain in effect until it is terminated pursuant to Section 11.2 hereof.

SECTION 11.2 Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate upon the earliest to occur of the following (a) the mutual written agreement of the parties hereto at any time to terminate this Agreement, and (b) the date on which no Registrable Securities shall remain outstanding.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Interpretation. Article, Section, paragraph or clause references not attributed to a particular document shall be reference to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time. The word “or” is not exclusive unless the context clearly requires otherwise. The words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation.” Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. References to the masculine gender include the feminine gender. The section, paragraph, clause and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or subdivision.

SECTION 12.2 Amendments and Waivers. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, in the case of an amendment, only by a written instrument duly executed by the Company and the Holders representing a majority of the Registrable Securities then outstanding, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 12.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Holders and their respective successors, assigns and transferees; provided that this Agreement or any rights or obligations hereunder may not be assigned or transferred without the written consent of the other party hereto.

SECTION 12.4 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter.

SECTION 12.5 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to the other parties hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended or (c) sent by email, provided that the transmission of the email is promptly confirmed:

If to Cantor:

Cantor Fitzgerald, L.P.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Email: smerkel@cantor.com

With a copy to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Attn.: Leland S. Benton

Email: leland.benton@morganlewis.com

If to any other Holder, to:

The last address (or email address) for such Person set forth in the records of the Company.

If to the Company:

BGC Group, Inc.

499 Park Avenue

New York, New York 10022

Attention: General Counsel

Email: smerkel@cantor.com

With a copy to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Attn.: Leland S. Benton

Email: leland.benton@morganlewis.com

Any party hereto may change its address for the purpose of this Section 12.5 by giving the other parties hereto written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the first Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon confirmation of successful transmission if sent by email.

SECTION 12.6 Survival. The representations and warranties made herein shall survive through the term of this Agreement.

SECTION 12.7 Severability. In the event that any one or more of the provisions hereof is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law. In lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

SECTION 12.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

SECTION 12.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 12.10 Governing Law. This Agreement is governed by and shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of party hereto agrees that all actions or proceedings arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

SECTION 12.11 Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

SECTION 12.12 Counterparts. This Agreement may be executed in two or more counterparts (which may be delivered in PDF or telefacsimile format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed” and “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement (to the extent permissible under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 12.13 Specific Performance. The parties hereto agree that, to the extent permitted by law, (a) the obligations imposed on them pursuant to this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy; and (b) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

SECTION 12.14 Additional Holders. Any transferee of Registrable Securities from an Initial Holder shall be entitled to the benefits of this Agreement upon execution by such transferee of a joinder agreement in form reasonably satisfactory to the Company stating that such transferee agrees to be bound by the terms hereof as a “Holder.”

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

BGC GROUP, INC.

By:	/s/ Stephen M. Merkel
Name:	Stephen M. Merkel
Title:	Executive Vice President. General Counsel and Assistant Corporate Secretary

CANTOR FITZGERALD, L.P.

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and Chief Executive Officer

[Signature Page to Amended, Restated and Consolidated Registration Rights Agreement]